EXHIBIT 99.1

PRESS RELEASE

                                                                           Contact:
                                                                         Trisha Tuntland
                                                                        Manager of Investor Relations
                                                                        Cabot Microelectronics Corporation
                                                                           (630) 499-2600

CABOT MICROELECTRONICS CORPORATION REPORTS
RESULTS FOR SECOND QUARTER OF FISCAL 2014

                  Revenue of $99.5 Million, In Line with Industry Demand Patterns
                  Gross Profit Margin of 46.8 Percent of Revenue; Non-GAAP 48.9 Percent, Excluding Asset Impairment Charge
                  Earnings Per Share of 40 Cents; Non-GAAP 46 Cents, Excluding Impairment
                  Increase in Authorized Share Purchase Program to $150 Million from Previously Remaining $62 Million

AURORA, IL, April 24, 2014 – Cabot Microelectronics Corporation (Nasdaq:  CCMP), the world's leading supplier of chemical mechanical planarization (CMP) polishing slurries and a growing CMP pad supplier to the semiconductor industry, today reported financial results for its second quarter of fiscal 2014, which ended March 31, 2014.

Total revenue during the second fiscal quarter was $99.5 million.  This reflects a decrease of 0.9 percent compared to the same quarter last year due to continued softness in demand within the global semiconductor industry.  The company recorded a gross profit margin of 46.8 percent of revenue in the second fiscal quarter, which includes the adverse effect of a $2.1 million asset impairment charge; non-GAAP gross profit margin was 48.9 percent of revenue, excluding this impairment, which is 70 basis points higher than in the same quarter last year.  The company recorded diluted earnings per share of $0.40 for the second fiscal quarter.  Excluding the impairment charge, non-GAAP diluted earnings per share were $0.46, which represents an increase of 15.0 percent compared to the prior year quarter.  The company's balance sheet reflects a cash balance of $239.1 million and $157.5 million of debt outstanding as of March 31, 2014.  During the quarter, the company purchased $20.0 million of stock under its share repurchase program, compared to $10.0 million in the same quarter last year.

"We are pleased with our solid financial performance this quarter in light of continued soft demand within the global semiconductor industry," said William Noglows, Chairman and CEO of Cabot Microelectronics.  "Within this environment, and excluding the impact of an asset impairment charge this quarter, we improved our gross margin, and also grew our net income by 23 percent year-over-year, on slightly lower revenue; on this basis, we have now expanded gross margins year-over-year for five consecutive quarters."

Mr. Noglows continued, "As a result of our intensive focus on supporting our customers, as well as excellence in our global supply chain management and in our quality systems, during the quarter we earned a number of awards from our customers for our performance in 2013.  We are proud to have earned Intel's most prestigious award for suppliers, the Supplier Continuous Quality Improvement Award, for the second consecutive year.  In addition, we are honored to have received SMIC's Best Quality Award, HHGrace's Best Service Supplier Award, and Huali's Outstanding Supplier Award.  Our close collaborations with our customers in China resulted in approximately 23 percent revenue growth there compared to the same quarter last year.  We look forward to continuing our efforts to consistently exceed our customers' requirements."

Mr. Noglows concluded, "Through our strong historical financial performance, we have established a track record of delivering significant value to our shareholders, and in further support of this our Board of Directors has authorized an increase in our existing share repurchase program to $150 million from the previously remaining level of $62 million.  We remain committed to continuing to provide value to our shareholders."

Key Financial Information

Total second fiscal quarter revenue of $99.5 million represents a 0.9 percent decrease from the $100.4 million reported in the same quarter last year.  The company believes revenues reflect continued soft demand within the global semiconductor industry that began to appear late in the fourth fiscal quarter of 2013, as well as a $1.0 million adverse impact associated with foreign exchange rate changes, primarily the weaker Japanese yen versus the U.S. dollar.  Compared to the same quarter last year, revenue from the company's CMP slurry products for polishing aluminum, tungsten and advanced dielectrics increased, and the company's CMP polishing pads business achieved revenue growth of 4.8 percent.  Revenue from all other major business areas decreased.  Revenue for the first half of the fiscal year totaled $200.0 million, which is 3.3 percent lower than in the prior year.  Year to date revenue includes a $2.8 million adverse impact associated with foreign exchange rate changes, primarily the weaker Japanese yen.

Gross profit, expressed as a percentage of revenue, was 46.8 percent this quarter, which includes a $2.1 million asset impairment charge related to certain manufacturing assets.  Excluding the impairment charge, non-GAAP gross profit was 48.9 percent of revenue, which is 70 basis points higher than the 48.2 percent of revenue reported in the same quarter a year ago.  Other factors impacting gross profit this quarter compared to last year include benefits associated with a weaker Japanese yen and lower incentive compensation costs, partially offset by higher variable manufacturing costs, including higher raw material costs.  Year to date, gross profit represented 47.1 percent of revenue.  Excluding the impairment charge, year to date non-GAAP gross profit was 48.1 percent, which represents a 50 basis point improvement over the first six months of fiscal 2013.  In light of first half results, including the impairment, the company currently expects its gross profit for the full fiscal year to be near the lower end of its guidance range of 48 to 50 percent of revenue.

Operating expenses, which include research, development and technical, selling and marketing, and general and administrative expenses, were $31.9 million in the second fiscal quarter, or $2.5 million lower than the $34.4 million reported in the same quarter a year ago, primarily due to lower staffing related costs, including incentive compensation costs.  Year to date, total operating expenses were $63.9 million, or 5.7 percent lower than the previous fiscal year.  The company is lowering its full fiscal year guidance range for operating expenses to $127 million to $131 million; this is $4 million lower than the company's prior guidance range of $131 million to $135 million.

Net income for the quarter was $10.1 million, or $11.6 million on a non-GAAP basis, excluding the referenced asset impairment, up from $9.4 million reported in the same quarter last year.  Net income was higher than in the same quarter last year, primarily due to lower operating expenses, partially offset by a lower gross profit margin.  Year to date, net income was $21.4 million.  Excluding the asset impairment, year to date non-GAAP net income was $22.9 million, which is up 19.6 percent compared to the prior year.  Last year's results include an adverse $1.7 million foreign tax adjustment.

Diluted earnings per share were $0.40 this quarter, or $0.46 on a non-GAAP basis, excluding the asset impairment, compared to $0.40 reported in the second quarter of fiscal 2013.  Year to date, diluted earnings per share were $0.86, or $0.92 on a non-GAAP basis, excluding the impairment, compared to $0.81 last year, which included the adverse impact of $0.07 due to last year's foreign tax adjustment.

On April 22 the company's Board of Directors authorized an increase in the company's existing share repurchase program to $150 million, from the previously remaining approximately $62 million, which is consistent with the company's strategy to return value to shareholders.  Over the last decade, the company has purchased roughly $270 million of stock under several share repurchase programs, and also distributed approximately $347 million to shareholders in 2012 as a special cash dividend as part of the company's capital management initiative.  The company's key priorities for capital allocation continue to be funding organic growth opportunities, share repurchases and acquisition opportunities in closely related areas.

CONFERENCE CALL
Cabot Microelectronics Corporation's quarterly earnings conference call will be held today at 9:00 a.m. Central Time.  The conference call will be available via live webcast and replay from the company's website, www.cabotcmp.com, or by phone at (877) 359-9508.  Callers outside the U.S. can dial (224) 357-2393.  The conference code for the call is 24389352.  A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company's website.

USE OF NON-GAAP FINANCIAL INFORMATION
The company presented the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission:  gross profit margin, net income and diluted earnings per share excluding the effects of an asset impairment charge related to certain manufacturing assets.  The non-GAAP financial information provided in this press release is a supplement to, and not a substitute for, the company's financial results presented in accordance with U.S. GAAP.  These non-GAAP financial measures are provided to enhance the investor's understanding about the company's ongoing operations.  Specifically, the company believes the asset impairment charge is not indicative of its core operating results, and thus presents its gross profit margin, net income and diluted earnings per share excluding the effects of such asset impairment charge.  The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP.  A reconciliation table of GAAP to non-GAAP gross profit percentage, net income and diluted earnings per share is contained in this press release.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP polishing slurries and a growing CMP pad supplier to the semiconductor industry.  The company's products play a critical role in the production of advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  The company's mission is to create value by developing reliable and innovative solutions, through close customer collaboration, that solve today's challenges and help enable tomorrow's technology.  Since becoming an independent public company in 2000, the company has grown to approximately 1,050 employees on a global basis.  For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Trisha Tuntland, Manager of Investor Relations at 630-499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations.  These forward-looking statements include statements related to:  future sales and operating results; company and industry growth, contraction or trends; growth or contraction of the markets in which the company participates; international events, regulatory or legislative activity, or various economic factors; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; natural disasters; the acquisition of or investment in other entities; uses and investment of the company's cash balance; financing facilities and related debt, payment of principal and interest, and compliance with covenants and other terms; the company's capital structure; and the construction and operation of facilities by Cabot Microelectronics Corporation.  These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see "Risk Factors" in the company's quarterly report on Form 10-Q for the quarter ended December 31, 2013 and in the company's annual report on Form 10-K for the fiscal year ended September 30, 2013, both filed with the SEC.  Cabot Microelectronics assumes no obligation to update this forward-looking information.

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and amounts in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2014	2013	2013	2014	2013

Revenue	$99,456	$100,515	$100,364	$199,971	$206,897

Cost of goods sold	52,931	52,801	52,019	105,732	108,513

Gross profit	46,525	47,714	48,345	94,239	98,384

Operating expenses:

Research, development & technical	14,364	14,571	15,073	28,935	30,389

Selling & marketing	6,471	6,707	7,046	13,178	14,155

General & administrative	11,076	10,726	12,287	21,802	23,241

Total operating expenses	31,911	32,004	34,406	63,915	67,785

Operating income	14,614	15,710	13,939	30,324	30,599

Interest expense	843	872	872	1,715	1,825

Other income, net	103	617	463	720	1,317

Income before income taxes	13,874	15,455	13,530	29,329	30,091

Provision for income taxes	3,779	4,147	4,110	7,926	10,968

Net income	$10,095	$11,308	$9,420	$21,403	$19,123

Income available to common shareholders	$9,962	$11,181	$9,420	$21,200	$19,123

Basic earnings per share	$0.42	$0.47	$0.41	$0.89	$0.84

Weighted average basic shares outstanding	23,982	23,590	22,974	23,775	22,914

Diluted earnings per share	$0.40	$0.45	$0.40	$0.86	$0.81

Weighted average diluted shares outstanding	24,897	24,623	23,871	24,749	23,755

CABOT MICROELECTRONICS CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	March 31,	September 30,
	2014	2013
ASSETS:

Current assets:
Cash and cash equivalents	$239,147	$226,029
Accounts receivable, net	53,133	54,640
Inventories, net	71,574	63,786
Other current assets	26,093	21,257
Total current assets	389,947	365,712

Property, plant and equipment, net	106,178	111,985
Other long-term assets	70,392	76,809
Total assets	$566,517	$554,506

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$14,331	$16,663
Current portion of long-term debt	13,125	10,938
Accrued expenses, income taxes payable and other current liabilities	24,191	39,899
Total current liabilities	51,647	67,500

Long-term debt, net of current portion	144,375	150,937
Other long-term liabilities	10,172	8,992
Total liabilities	206,194	227,429

Stockholders' equity	360,323	327,077
Total liabilities and stockholders' equity	$566,517	$554,506

CABOT MICROELECTRONICS CORPORATION
Reconciliation of Non-GAAP Financial Measures

The following presents reconciliation of the non-GAAP financial measures included in the
Cabot Microelectronics Corporation press release dated April 24, 2014.

Reconciliation of Non-GAAP Gross Profit Percentage

	Quarter Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013

GAAP gross profit %	46.8%	48.2%	47.1%	47.6%
Impact of asset impairment charge on gross profit %	2.1%	-	1.0%	-
Gross profit % excluding asset impairment charge	48.9%	48.2%	48.1%	47.6%

Reconciliation of Non-GAAP Net Income Presentation

	Quarter Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013

GAAP net income	$10,095	$9,420	$21,403	$19,123
Impact of asset impairment charge on net income	1,475	-	1,475	-
Net income excluding asset impairment charge	$11,570	$9,420	$22,878	$19,123

Reconciliation of Non-GAAP Diluted Earnings Per Share (EPS) Presentation

	Quarter Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2014	2013	2014	2013

GAAP diluted EPS	$0.40	$0.40	$0.86	$0.81
Impact of asset impairment charge on diluted EPS	0.06	-	0.06	-
Diluted EPS excluding asset impairment charge	$0.46	$0.40	$0.92	$0.81